Exhibit 99.1

AND TRUST FINANCIAL CORP.

News Release

For Immediate Release

VILLAGE BANK AND TRUST FINANCIAL CORP.

REPORTS RESULTS OF OPERATIONS FOR THE SECOND QUARTER 2017

Midlothian, Virginia, July 31, 2017. Village Bank and Trust Financial Corp. (the “Company”) (NASDAQ symbol: VBFC), parent company of Village Bank (the “Bank”), today reported unaudited results for the second quarter of 2017. Net income for the second quarter of 2017 amounted to $237,000 and net income available to common shareholders, which deducts from net income the dividends on preferred stock, amounted to $123,000, or $0.09 per fully diluted share. For the first six months of 2017, net income was $653,000 and net income available to common shareholders was $381,000, or $0.27 per fully diluted share.

Bill Foster, President and CEO of the Company, commented “I am really pleased with the growth in our business lending and relationship deposits. Commercial loans are up more than 12% and relationship deposits have increased more than 21% during the last twelve months. Our mortgage team is implementing a very full and exciting slate of strategic initiatives. While these initiatives are having a short-term effect on earnings, we are taking the steps we believe are needed for long term success.”

Select highlights for the second quarter of 2017 include:

•	Net interest income for Q2 2017 increased by $293,000, or 9%, and for the first six months of 2017 increased by $527,000, or 8%, when compared to the same periods in 2016.
•	Loans held for investment excluding purchased student loans grew $1.8 million, or 2.1% (annualized), from Q1 2017, and increased $19.9 million, or 7.2%, from Q2 2016.
•	Period-end deposits increased $16.8 million, or 17.3% (annualized), from Q1 2017, and grew $37.8 million, or 10.3%, from Q2 2016. Transaction accounts grew by $18.5 million, or 30.8% (annualized), from Q1 2017 and grew $45.2 million, or 21.2%, from Q2 2016.
•	Net interest margin of 3.49% for Q2 2017 decreased by 9 basis points from 3.58% for Q1 2017 and decreased by 7 basis points from 3.56% for Q2 2016. A similar decline was seen for the six month period where the decline was 6 basis points from the first six months of 2016 to the same period in 2017. The Company has experienced some margin compression due to the competitive environment for new loans.
•	Noninterest expense for Q2 2017 declined by $218,000, or 4%, and for the first six months in 2017 declined by $311,000, or 3%, when compared to the same periods in 2016.
•	Return on Average Assets (“ROAA”) for Q2 2017 was 0.21% compared to 0.63% for Q2 2016. For the six months ended June 30, 2017, ROAA was 0.30% compared to 0.51% for the same period in 2016.
•	Return on Average Equity (“ROAE”) for Q2 2017 was 2.18% compared to 8.38% for Q2 2016. For the six months ended June 30, 2017, ROAE was 3.02% compared to 6.85% for the same period in 2016.

Earnings by Segment

The following table presents operating results by segment for the indicated periods (in thousands):

Operating Results by Segment

	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Pretax earnings by segment
Commercial banking	$293	$770	$421	$135	$576
Mortgage banking	137	(42)	414	572	218
Holding Company	(99)	(179)	(135)	(127)	(135)
Total pretax income	331	549	700	580	659
Income tax expense (benefit)	94	134	180	(11,352)	-
Net income	$237	$415	$520	$11,932	$659

Commercial banking segment. Net interest income amounted to $3,520,000 for Q2 2017, an increase of $28,000, or 0.8%, over Q1 2017, and an increase of $327,000, or 10.3%, over Q2 2016. This was the result of solid organic growth in commercial loans and low cost relationship deposits.

Noninterest income in Q2 2017 increased by $13,000, or 2.3%, from Q1 2017, and decreased by $813,000, or 59.1%, from Q2 2016. Q2 2016 was impacted by a gain of $504,000 from the sale of the Company’s previous headquarters building as well as rental income (net of associated expenses of $110,000 included in noninterest expense) from third parties in the headquarters building of $152,000. The building was sold on June 30, 2016.

Noninterest expense in Q2 2017 increased by $518,000, or 15.8%, from Q1 2017, and decreased by $204,000, or 5.1%, from Q2 2016. Q1 2017 profitability was impacted by gains on sale of foreclosed properties of $218,000 as well as a partial recovery of $125,000 related to a loss from branch consolidation recorded in Q4 2016. Q2 2016 was impacted by a write-down of $220,000 associated with a branch closure.

Mortgage banking segment. The mortgage banking segment returned to profitability in Q2 2017 with pretax earnings of $137,000 compared to a pretax loss of $42,000 in the seasonally slow first quarter of 2017. At the end of Q1 2017, we closed our Manassas, VA mortgage production office after the retirement of its long term leader. The mortgage company has hired six new loan officers as well as a production manager who has extensive background in the business and the local market. We expect the costs of hiring, training and other initiatives to have a negative impact on earnings for the remainder of the year.

Loan Growth

The asset types we have been strategically targeting – commercial and industrial business loans, owner occupied commercial real estate, and income producing property loans (non-owner occupied commercial real estate) continue to grow representing 53.5%, 52.6% and 50.4% of our total loan portfolio at Q2 2017, Q1 2017 and Q2 2016, respectively. Overall loans held for investment excluding purchased student loans grew $1.8 million, or 2.1% (annualized), from Q1 2017, and increased $19.9 million, or 7.2%, from Q2 2016.

During the quarter we continued to allow the purchased government guaranteed student loan portfolio to run off. It now represents 12.8% of our total loan portfolio vs. 13.3% at Q1 2017 and 14.5% at Q2 2016. Generally these loans have performed better than expected with a significant percentage being variable rate, providing monthly cash flows that can be reinvested at current interest rates and with little risk of loss due to the guarantee. Given their strong performance, we would consider purchasing additional student loans with similar characteristics in the future.

The following table provides additional details (dollars in thousands):

LOANS OUTSTANDING
						Annualized Growth
Loan Type	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	YTD	LTM
C&I + Owner occupied commercial real estate	$115,921	$114,026	$105,411	$106,078	$107,612	19.9%	7.7%
Nonowner occupied commercial real estate	65,963	64,862	67,078	61,607	55,256	(3.3)%	19.4%
Consumer/Residential	77,500	77,841	81,250	79,950	81,897	(9.2)%	(5.4)%
Acquisition, development and construction	34,950	35,840	33,862	32,000	29,982	6.4%	16.6%
Student	43,422	45,364	47,398	51,381	46,781	(16.8)%	(7.2)%
Other	1,985	1,971	2,101	2,520	1,691	(11.0)%	17.4%
Total loans	$339,741	$339,904	$337,100	$333,536	$323,219	1.6%	5.1%

YTD - Period from January 1, 2017 to June 30, 2017.

LTM - Year ended June 30, 2017.

Deposits

The following table provides the composition of our deposits at the dates indicated (dollars in thousands):

DEPOSITS
						Annualized Growth
Deposit Type	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016	YTD	LTM
Noninterest-bearing demand	$100,488	$95,472	$92,574	$88,399	$78,122	17.1%	28.6%
Interest checking	48,916	44,040	44,390	42,119	42,361	20.4%	15.5%
Money market	81,673	73,142	71,290	70,204	67,831	29.1%	20.4%
Savings	27,653	27,601	26,598	25,796	25,212	7.9%	9.7%
Time deposits	146,661	148,353	148,425	152,702	154,098	(2.4)%	(4.8)%
Total deposits	$405,391	$388,608	$383,277	$379,220	$367,624	11.5%	10.3%

YTD - Period from January 1, 2017 to June 30, 2017.

LTM - Year ended June 30, 2017.

Total deposits increased by $16.8 million, or 17.3% (annualized), from Q1 2017, and by $37.8 million, or 10.3%, from Q2 2016. All of this growth occurred in low cost relationship deposits (checking, money market and savings) which increased by $18.4 million, or 30.8% (annualized), from Q1 2017, and by $45.2 million, or 21.2%, from Q2 2016. This growth is a result of our focus on building customer relationships that provide lower cost deposits.

Asset Quality

Asset quality continued to improve during the second quarter of 2017 (in thousands).

Asset Quality Metrics

Metric	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Classified Assets	$9,129	$9,367	$10,454	$11,671	$12,619
Nonperforming Assets (NPAs)	3,725	4,046	5,328	6,147	6,782
Net Charge-offs	105	1	46	104	88
(Income) expense related to foreclosed assets (OREO)	30	(192)	143	79	70

•	NPAs (nonaccrual loans and foreclosed real estate) were reduced by 7.9% during Q2 2017 and have dropped by 45.1% since Q2 2016. At June 30, 2017, NPAs are 0.81% of total assets.
•	Classified Assets, a broader measure of problem assets, declined by 2.5% during Q2 2017 and by 27.7% since Q2 2016.

Capital

The Company meets eligibility criteria of a small bank holding company in accordance with the Federal Reserve Board’s Small Bank Holding Company Policy Statement issued in February 2015, and is no longer obligated to report consolidated regulatory capital. The Bank continues to be subject to various capital requirements administered by banking agencies.

As previously announced, in February 2017 the Company paid all accrued and unpaid dividends on its Fixed Rate Cumulative Preferred Stock, Series A, through February 15, 2017, as well as redeemed 688 shares of the total 5,715 shares outstanding on February 24, 2017. The Bank paid a special dividend of $3.6 million to the Company to provide the funds necessary to make this payment which was approved by state and federal regulators. On May 15, 2017, the Company paid the quarterly dividends on the Preferred Stock without any dividend from the Bank.

The Bank’s capital ratios at the indicated dates were as follows:

Bank Capital Ratios

Ratio	Q2 2017	Q1 2017	Q4 2016	Q3 2016	Q2 2016
Common equity tier 1	13.33%	13.17%	14.28%	14.24%	13.51%
Tier 1	13.33%	13.17%	14.28%	14.24%	13.51%
Total capital	14.36%	14.22%	15.33%	15.32%	14.68%
Tier 1 leverage	9.64%	9.79%	10.47%	10.61%	9.68%

About Village Bank and Trust Financial Corp.

Village Bank and Trust Financial Corp. was organized under the laws of the Commonwealth of Virginia as a bank holding company whose activities consist of investment in its wholly-owned subsidiary, Village Bank. Village Bank is a full-service Virginia-chartered community bank headquartered in Midlothian, Virginia with deposits insured by the Federal Deposit Insurance Corporation (“FDIC”).  The Bank has nine branch offices. Village Bank and its wholly-owned subsidiary, Village Bank Mortgage, offer a complete range of financial products and services, including commercial loans, consumer credit, mortgage lending, checking and savings accounts, certificates of deposit, and 24-hour banking.

Forward-Looking Statements

In addition to historical information, this press release may contain forward-looking statements. For this purpose, any statement, that is not a statement of historical fact may be deemed to be a forward-looking statement. These forward-looking statements may include statements regarding profitability, liquidity, allowance for loan losses, interest rate sensitivity, market risk, growth strategy and financial and other goals. Forward-looking statements often use words such as “believes,” “expects,” “plans,” “may,” “will,” “should,” “projects,” “contemplates,” “anticipates,” “forecasts,” “intends” or other words of similar meaning. You can also identify them by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, and actual results could differ materially from historical results or those anticipated by such statements.

There are many factors that could have a material adverse effect on the operations and future prospects of the Company including, but not limited to:

•	changes in assumptions underlying the establishment of allowances for loan losses, and other estimates;
•	the risks of changes in interest rates on levels, composition and costs of deposits, loan demand, and the values and liquidity of loan collateral, securities, and interest sensitive assets and liabilities;
•	the effects of future economic, business and market conditions;
•	the inability to reduce nonperforming assets consisting of nonaccrual loans and foreclosed real estate;
•	our inability to maintain our regulatory capital position;
•	the Company’s computer systems and infrastructure may be vulnerable to attacks by hackers or breached due to employee error, malfeasance, or other disruptions despite security measures implemented by the Company;
•	changes in market conditions, specifically declines in the residential and commercial real estate market, volatility and disruption of the capital and credit markets, soundness of other financial institutions we do business with;
•	risks inherent in making loans such as repayment risks and fluctuating collateral values;
•	changes in operations of Village Bank Mortgage Corporation as a result of the activity in the residential real estate market;
•	legislative and regulatory changes, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and other changes in banking, securities, and tax laws and regulations and their application by our regulators, and changes in scope and cost of FDIC insurance and other coverages;
•	exposure to repurchase loans sold to investors for which borrowers failed to provide full and accurate information on or related to their loan application or for which appraisals have not been acceptable or when the loan was not underwritten in accordance with the loan program specified by the loan investor;
•	governmental monetary and fiscal policies;
•	changes in accounting policies, rules and practices;
•	reliance on our management team, including our ability to attract and retain key personnel;
•	competition with other banks and financial institutions, and companies outside of the banking industry, including those companies that have substantially greater access to capital and other resources;

•	demand, development and acceptance of new products and services;
•	problems with technology utilized by us;
•	changing trends in customer profiles and behavior; and
•	other factors described from time to time in our reports filed with the Securities and Exchange Commission (“SEC”).

Additional factors, that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in the Company’s reports (such as our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available on the SEC’s Web site at www.sec.gov.

For further information contact C. Harril Whitehurst, Jr., Executive Vice President and CFO at 804-897-3900 or hwhitehurst@villagebank.com.

Financial Highlights

(Dollars in thousands, except per share amounts)

	June 30,	December 31,	June 30,
	2017	2016	2016
	(Unaudited)		(Unaudited)
Balance Sheet Data
Total assets	$462,255	$444,802	$419,541
Investment securities	43,052	43,894	21,159
Loans held for sale	11,028	14,784	16,164
Loans, net	337,129	334,387	320,298
Deposits	405,391	383,277	367,624
Borrowings	10,364	11,245	12,280
Shareholders' equity	43,468	43,614	31,714
Book value per share	$26.89	$26.54	$18.24
Total shares outstanding	1,429,346	1,428,261	1,425,288

Asset Quality Ratios
Allowance for loan losses to:
Loans, net of deferred fees and costs	0.96%	1.00%	1.09%
Nonaccrual loans	168.66%	140.42%	123.96%
Nonperforming assets to total assets	0.81%	1.20%	1.62%

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(Unaudited)		(Unaudited)
Selected Operating Data
Interest income	$4,192	$3,887	$8,324	$7,786
Interest expense	670	658	1,309	1,298
Net interest income before
provision for loan losses	3,522	3,229	7,015	6,488
Provision for loan losses	-	-	-	-
Noninterest income	2,147	2,986	4,163	5,182
Noninterest expense	5,338	5,556	10,298	10,609
Income tax expense	94	-	227	-
Net income	237	659	653	1,061
Net income available to common
shareholders	123	476	381	700
Earnings per share
Basic	$0.09	$0.34	$0.27	$0.50
Diluted	$0.09	$0.34	$0.27	$0.50

Performance Ratios
Return on average assets	0.21%	0.63%	0.30%	0.51%
Return on average equity	2.18%	8.38%	3.02%	6.85%
Net interest margin	3.49%	3.56%	3.53%	3.59%